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                                                                   Exhibit 10(b)

                                GDC GROUP, INC.
                               FORMERLY KNOWN AS
                              DK INDUSTRIES, INC.
                             1996 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT



     THIS INCENTIVE STOCK OPTION AGREEMENT is entered into as of the ______ day of ___________, 199__ by and between GDC GROUP, INC., formerly known as DK Industries, Inc. (the "Company") and ___________ (the "Option Holder").

     The Company desires, by affording the Option Holder an opportunity for investment in shares of its Common Stock (the "Common Stock"), to further the objectives of the DK Industries, Inc. 1996 Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), by providing a special incentive to the Option Holder to continue his or her services to the Company and to increase his or her efforts on behalf of the Company. (Terms capitalized but not defined herein are used as defined in the Plan.)

     The parties, in consideration of the mutual covenants herein set forth, agree as follows:

     1.   Option Grant. Upon the terms and subject to the conditions hereof,
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the Company hereby grants to the Option Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase up to an aggregate of _________ shares of its Common Stock pursuant to the Plan. The Option is intended to qualify as an Incentive Stock Option under Code Section 422.

     2.   Stock Option Price and Grant Date. The purchase price of the Optioned
          ---------------------------------
Shares will be $1.00 per share (the "Stock Option Price"). The date of action by the Stock Option Committee in granting this Option was ____________ (the "Grant Date").

     3.   Manner of Exercise.
          -------------------

          a. Vesting: Subject to the terms and conditions hereof and the terms of the Plan, the Option will become exercisable as to the full amount of the Grant of Optioned Shares on the Grant Date, so that the Option will be 100% vested immediately from the Grant Date, or such other date or terms as may be approved by the Stock Option Committee.

          b. Time of Exercise of Option: Subject to the vesting provisions set forth above, the Option may be exercised at any time and from time to time on or before the day preceding the tenth anniversary of the Grant Date (the "Option Period"). Notwithstanding the preceding sentence, any Incentive Stock Option granted to an Option Holder who owns Common Stock of the Company
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possessing more than 10% of the total combined voting power of all classes of stock of the Company on the Grant Date of this Option will expire on the fifth anniversary of the Grant Date of the Incentive Stock Option.

          c . Notice of Exercise: Subject to the above, the Option may be exercised by the Option Holder by providing written notice to the Company, which notice (a) will state the election to exercise the Option and the number of shares as to which the Option is then being exercised; (b)will be accompanied by payment in full of the Stock Option Price of said shares; and (c) will be signed by the person so exercising the Option and, in the event that the Option is being exercised by any person other than the Option Holder, will be accompanied by appropriate proof of the right of such person to exercise the Option as provided in the Plan. Payment of the Stock Option Price may be made in cash, by cashier's check, or in shares of Common Stock valued at Fair Value (as defined in the Plan) on the date of the exercise.

          d. Withholding: In any event, the Company may withhold the issuance of the Common Stock until the Option Holder provides the Company with cash equal to the federal and state income taxes, if any, that the Company is required to withhold in connection with the exercise of the Option. Upon timely exercise of the Option, the Company may (but shall not be required to) permit the Option Holder to satisfy any withholding obligation by transferring to the Company Common Stock or by having Common Stock withheld from the Common Stock otherwise issuable upon exercise of this Option, with a Fair Value on the date that the amount of tax is to be withheld equal to the amount the Company is required to withhold in connection with the exercise of the Option.

          e. Subsequent Tax Liability: Federal and state income tax liability resulting from the ultimate disposition of the stock purchased pursuant to the Option will be the sole responsibility of the Option Holder.

          f. Issuance of Stock: Within a reasonable time from the date of receipt by the Company of the foregoing notice and all required payments and other documentation, a certificate or certificates for the shares as to which the Option will have been so exercised, registered in the name of the person so exercising the Option and, if deemed necessary by counsel to the Company, including a legend to evidence any commitments given or restrictions imposed pursuant to paragraph 7 hereof or otherwise, will be issued by the Company and delivered to such person. All shares issued as provided herein will be fully paid and nonassessable.

     4.   Rights of Option Holder. The Option Holder will have none of the
          -----------------------
rights of a stockholder with respect to any Common Stock subject to the Option until such shares are issued to such Option Holder upon the exercise of the Option.

     5.   Transferability. The Option is not transferable by the Option Holder
          ---------------
except by will or by the laws of descent and distribution, and the Option may be exercised during the Option Holder's lifetime only by the Option Holder (or, in the event of the Option Holder's disability or incapacity,

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by his or her legal representative). Without limiting the generality of the foregoing, the Option may not be assigned, transferred, pledged, or hypothecated (whether by operation of law or otherwise) and will not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or the levy of any attachment or similar process upon the Option, may, at the election of the Stock Option Committee, cause the Option to terminate forthwith and to be thereafter null and void and of no force or effect.

     6.   Exercise After Termination of Employment, Death, or Disability.
          --------------------------------------------------------------

          a. Termination for Cause: If the Option Holder's employment with the Company is terminated within the Option Period for cause, as determined by the Company in its sole discretion, the Option thereafter will be void for all purposes. As used in this Section, "cause" will mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this Section will be limited to determining the consequences of a termination, and nothing in this Section will restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

          b. Death or Disability of Option Holder: If the Option Holder's employment with the Company is terminated within the Option Period because of the Option Holder's death or disability (within the meaning of Code Section 22(e)), the Option will remain exercisable, to the extent that it was exercisable on the date of the Option Holder's death or disability, for a period of twelve months after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

          c.     Termination for Reasons other than Cause, Death, or Disability:
If the Option Holder's employment with the Company is terminated within the Option Period for any reason other than cause or the Option Holder's death or disability, the Option will remain exercisable, to the extent that it was exercisable on the date of termination, for a period of three (3) months after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

     7.   Limitations Upon Issuance of Stock. Anything contained herein to the
          ----------------------------------
contrary notwithstanding, no Common Stock will be issued upon exercise of the Option until the Company is satisfied that such shares may be issued in compliance with all applicable laws and regulations, including, without limitation, federal and applicable state securities laws, and with the requirements of any stock exchange upon which the Common Stock is then listed. In that connection, the Company may require the Option Holder, as a condition to issuing such shares, to execute such covenants and certificates, containing such agreements and representations, as the Company deems appropriate to establish the availability of exemptions from federal and applicable state securities laws and otherwise to effect or establish such compliance. The Company will not have any liability with respect to any failure to issue shares as a result of the provisions of this paragraph 7.

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     8.   No Right of Continued Service. Nothing in this Agreement or in the
          -- -------- -----------------
Plan will confer on the Option Holder any right to continue as an employee of the Company.

     9.   Committee's Determination Binding. A determination by the Stock Option
          ----------- ------------- -------
Committee as to any question that may arise with respect to the interpretation of the provisions of this Stock Option Agreement or the Plan will be final and binding on the Option Holder.

     10.  Incorporation of Plan. This Stock Option Agreement is entered into
          ---------------- -----
pursuant to the Plan and all terms and provisions of the Plan are hereby incorporated by reference. The terms of the Plan will control in the event of any inconsistency or ambiguity between the Plan and this Stock Option Agreement.

     11.  Counsel. Each party has had the opportunity to obtain separate counsel
          -------
of choice. The Company expressly disclaims that it is giving any tax advice to the Option Holder with respect to the grant or exercise of the Option or to any disposition of the Optioned Shares. The Option Holder acknowledges and accepts this disclaimer

     12.  Indemnification. Each party hereby indemnifies and agrees to hold
          ---------------
harmless the other party from any liability, cost or expense arising from or related to any act or failure to act of such party which is in violation of this Agreement.

     13.  Governing Law. This Agreement will be construed and enforced in
          --------- ---
accordance with the laws of the State of Colorado.

     14.  No Waiver. No waiver of any default under this Agreement will be
          -- ------
considered valid unless in writing, and no such waiver will be deemed a waiver of any subsequent default of the same or similar nature.

     15.  Amendment. This Agreement may be amended only by a written instrument
          ---------
signed by both parties to this Agreement.

     16.  Binding Effect. This Agreement is binding upon, and will inure to the
          ------- ------
benefit of, the parties and their respective personal representatives and permitted successors and assigns.

       IN WITNESS WHEREOF, the Company and the Option Holder have duly executed this Option Agreement as of the day and year first above written.

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                              COMPANY:

                              GDC GROUP, INC.



                              By:______________________________________
                              Name:
                              Title:


                              OPTION HOLDER:



                              By:______________________________________
                              Name: __________________________

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